CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Trustees and Shareholders
Putnam Global Natural Resources Fund:

We consent to the use of our report dated October 6, 2004, incorporated in this Registration Statement by reference, to the Putnam Global Natural Resources Fund and to the references to our firm under the captions "Financial Highlights" in the prospectus and "Independent Registered Public Accounting Firm and Financial Statements" in the Statement of Additional Information.

                                                             KPMG LLP

Boston, Massachusetts
December 29, 2004